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Exhibit 99.7

WMG ACQUISITION CORP.
NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE
ALL OUTSTANDING PRIVATELY PLACED 7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
FOR AN EQUAL AMOUNT OF ITS 7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

        This form, or one substantially equivalent hereto, must be used to accept the Dollar Notes Exchange Offer made by WMG Acquisition Corp., a Delaware corporation (the "Company") and the Guarantors, pursuant to its Prospectus, dated                        , 2005 (the "Prospectus"), and the enclosed Letter of Transmittal for the Dollar Notes (the "Dollar Notes Letter of Transmittal") if the certificates for the Dollar Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Dollar Notes Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wells Fargo Bank, National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Dollar Outstanding Notes pursuant to the Dollar Notes Exchange Offer, a completed, signed and dated Dollar Notes Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 12:00 a.m. midnight, New York City time, on the Expiration Date of the Dollar Notes Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Dollar Notes Letter of Transmittal.

The Exchange Agent is:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Overnight Courier or Mail:	By Hand:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attn: Reorg	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attn: Reorg	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneapolis, MN 55402 Attn: Reorg
To Confirm by Telephone:	By Facsimile:	For Information:
(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications	(612) 667-6882 Attn: Bondholder Communications	(612) 667-0337

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY FOR DOLLAR NOTES TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery for Dollar Notes is not to be used to guarantee signatures. If a signature on a Dollar Notes Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Dollar Notes Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Dollar Notes Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Dollar Outstanding Notes indicated below, pursuant to the guaranteed delivery procedures described in "The Exchange Offers—Guaranteed Delivery Procedures" section of the Prospectus.

Certificate Number(s) (if known) of Dollar Outstanding Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Dollar Outstanding Notes	Aggregate Principal Amount of Dollar Outstanding Notes Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))
Dated:                          , 2005
Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐
Check this Box if the Dollar Outstanding Notes will be delivered by book-entry transfer to
The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

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GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
        The undersigned, a member of a recognized signature medallion program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above person(s) "own(s)" the Dollar Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Dollar Outstanding Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery for Dollar Notes, the certificates representing all tendered Dollar Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Dollar Outstanding Notes into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Dollar Notes Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Dollar Notes Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.
Name of Firm:

(Authorized Signature)
Address:

(Zip Code)
Area Code and Tel. No.:
Name:
(Please Type or Print)
Title:
Dated:                                                                                                    , 2005

NOTE:	DO NOT SEND DOLLAR OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY FOR DOLLAR NOTES. DOLLAR OUTSTANDING NOTES SHOULD BE SENT WITH YOUR DOLLAR NOTES LETTER OF TRANSMITTAL.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.     Delivery of this Notice of Guaranteed Delivery for Dollar Notes.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery for Dollar Notes and any other documents required by this Notice of Guaranteed Delivery for Dollar Notes must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Dollar Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Dollar Notes Letter of Transmittal. No Notice of Guaranteed Delivery for Dollar Notes should be sent to the Company.

2.     Signatures on this Notice of Guaranteed Delivery.

        If this Notice of Guaranteed Delivery for Dollar Notes is signed by the registered holder(s) of the Dollar Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Dollar Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery for Dollar Notes is signed by a person other than the registered holder(s) of any Dollar Outstanding Notes listed, this Notice of Guaranteed Delivery for Dollar Notes must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Dollar Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery for Dollar Notes is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery for Dollar Notes.

3.     Questions and Requests for Assistance or Additional Copies.

        Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Dollar Notes Exchange Offer.

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THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY